Exhibit 99.1

CION INVESTMENT CORPORATION ANNOUNCES AMENDMENTS TO ITS JPMORGAN AND UBS CREDIT FACILITIES

For Immediate Release

NEW YORK, June 15, 2023 — CION Investment Corporation (NYSE: CION) (“CION” or the “Company”) announced amendments to its credit facilities with JPMorgan Chase Bank, National Association (“JPM”) and UBS AG (“UBS”).

On May 15, 2023, CION amended its credit facility with JPM to extend the reinvestment period from May 15, 2023 to May 15, 2024 and the maturity date from May 15, 2024 to May 15, 2025. Total advances to CION remain unchanged of up to $675,000,000, but the amount of minimum borrowing required was reduced by $50,000,000 to $550,000,000 with a six-month non-call provision. All such advances bear interest at a floating rate equal to the three-month SOFR, plus a credit spread of 3.05% per year, and a LIBOR to SOFR credit spread adjustment of 0.15%.

Additionally, on June 14, 2023, CION amended its credit facility with UBS by extending the date on which the Notes previously sold to UBS are required to be repurchased from November 19, 2023 to November 19, 2024. Total principal amount of Notes that could be sold to UBS remains unchanged of up to $150,000,000, but the financing fee payable to UBS was revised from a floating rate equal to the three-month LIBOR, plus a spread of 3.375% per year, to a floating rate equal to the three-month SOFR, plus a spread of (a) to (but excluding) November 19, 2023, 3.375% per year and a LIBOR to SOFR spread adjustment of 0.15%, and (b) thereafter, 3.20% per year.

“With the amendments to our JPMorgan and UBS credit facilities, we are pleased to extend our strategic banking relationships during these challenging market conditions. As communicated during our Q1 earnings call, we believe that these amendments reflect the strong working relationships we have with our lenders as they continue to support our strategy and reflect the overall strength and credit quality of our portfolio,” stated Michael A. Reisner, co-Chief Executive Officer of CION.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.9 billion in total assets as of March 31, 2023. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled “Risk Factors” and “Forward-Looking Statements” in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Reports on Form 8-K, which CION filed with the SEC on May 18, 2023 and June 15, 2023, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Reports on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Susan Armstrong

sarmstrong@cioninvestments.com

Investor Relations

1-800-343-3736

Analysts and Institutional Investors

Lena Cati

The Equity Group

lcati@equityny.com

212-836-9611